UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. ________)

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IEC Electronics Corp.
(Name of Registrant as Specified in Its Charter)

W. Barry Gilbert
Florence D. Hudson
John Carlton Johnson
Edward W. Kay, Jr.
Eben S. Moulton
James C. Rowe
Jerold L. Zimmerman
Brett E. Mancini
Michael T. Williams
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On January 26, 2015, IEC Electronics Corp. (“IEC” or the “Company”) issued a press release including the text of a letter to stockholders from W. Barry Gilbert, CEO and Chairman of the Company’s Board of Directors. A complete copy of the press release, which includes the letter, follows.

COPY OF PRESS RELEASE

105 Norton Street · Newark, NY 14513 · Ph: (315) 331-7742 · Fax: (315) 331-3547 · www.iec-electronics.com

IEC Electronics Issues Letter to Stockholders

Newark, NY - January 26, 2015 - IEC Electronics Corp.(NYSE MKT: IEC) today issued a letter from Chief Executive Officer and Chairman of the Board, W. Barry Gilbert to stockholders filed with the Securities and Exchange Commission. The text of the letter is included below:

Text of Letter to Stockholders

January 26, 2015
Final Thoughts

Dear Fellow Stockholder:

Starting with our first letter to you in the Vintage proxy contest, we have pointed out omissions, falsehoods and misleading statements by Vintage designed to influence stockholder voting. Vintage has not refuted our statements about their distortions. Perhaps they have determined they are better off not trying to defend the indefensible and continue their program of misrepresenting the truth. Vintage's most recent statement about the proxy advisors is no exception. The facts are that the two leading proxy advisory firms did not support Vintage taking control of the IEC board; a third less well-recognized firm supported the Vintage slate.

Fact: For the better part of a decade IEC realized impressive growth in revenue and profitability, resulting in growth of stockholder value that was well above average. IEC has experienced two years of financial and operating difficulty. We understand the problems and know how to fix them.

Fact: Jeff Schlarbaum was terminated during his tenure as President because he failed to demonstrate the requisite leadership and strategic skills of a CEO of a public company. The two leading proxy advisory firms did not support his election as a director.

Fact: IEC’s competitor, API Technologies, has realized huge stockholder losses under Vintage’s control. API has not had one profitable year since Vintage acquired control of API over 4 years ago.

Fact: Vintage and Brian Kahn's slate is conflicted. They have numerous ties to API, a company that appears to be in real financial trouble and might view IEC, and the way IEC does business, as part of the solution to API’s operational woes. Glass Lewis, the proxy advisory firm recognized this conflict stating: "It's reasonable to believe that Vintage may ultimately seek a strategic combination of IEC and API, in one form or another, and given that possibility, it may be wise for shareholders to refrain from electing any Vintage partners to the IEC board at this time."

Fact: Vintage has offered shrill complaints about IEC, but no credible solutions.

If you have not already VOTED the WHITE PROXY CARD or you voted the GOLD card and wish to change your vote, please contact IEC at (315) 332-4518 or InvestorCom using the information below so that we can help you vote your shares now. Please do not mail in a proxy card. Contact us and we will help you vote your shares. Remember that only your most recent vote counts.

Thank you very much for your support.

Sincerely,

W. Barry Gilbert

Important Additional Information and Where to Find It
IEC, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2015 Annual Meeting of Stockholders, and this press release may be deemed to be solicitation material in respect of such solicitation. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on December 16, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.iec-electronics.com.

About IEC Electronics
IEC Electronics Corporation is a premier provider of electronic manufacturing services ("EMS") to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit boards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company's newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Safe Harbor
This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company's forward-looking statements: business conditions and growth or contraction in the Company's customers' industries, the electronic manufacturing services industry and the general economy; variability of the Company's operating results; the Company's ability to control its material, labor and other costs; the Company's dependence on a limited number of major customers; the potential consolidation of the Company's customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for the Company's customers; the types and mix of sales to the Company's customers; the Company's ability to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company's customers, the Company's industry and business generally; failure or breach of the Company's information technology systems; natural disasters; and other factors that the Company may not have currently identified or quantified. Additional risks and uncertainties resulting from the restatement of the Company's financial statements included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on July 3, 2013 and in the Company's Form 10-Q/A filed on the same date are described in detail in the Company's Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 25, 2014 (the "2014 Form 10-K"). Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see Part I including "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the 2014 Form 10-K and the Company’s subsequently filed SEC reports.

The Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise. All forward looking statements are expressly qualified by these cautionary statements.

Contact:	W. Barry Gilbert	John Nesbett or Jennifer Belodeau
	CEO	Institutional Marketing Services
	IEC Electronics Corp.	(203)972-9200
	(315)332-4528	jnesbett@institutionalms.com
	wbgilbert@iec-electronics.com	jbelodeau@institutionalms.com
John Grau Investorcom, Inc. (877) 972-0090 info@investor-com.com